Exhibit - 10I



                         INVESTMENT ADVISORY CONTRACT


This AGREEMENT, made on March 11, 2004, by and between the Polaris Fund, Inc. a California corporation, (hereinafter called "Fund") and Crawshaw Capital Management, LLC, a California Limited Liability Company (hereinafter called "Adviser")

WITNESSETH: WHEREAS, the Fund engages in the business of investing and reinvesting its assets in various stocks and securities and the Adviser engages in the business of providing investment advisory services.

1. The Fund hereby employs the Adviser, for the period set forth in Paragraph 8 hereof, and on terms set forth herein, to render investment advisory services to the Fund, subject to the supervision and direction of the Board of Directors of the Fund. The Adviser hereby accepts such employment and agrees, during such period, to render the services and assume the obligations herein set forth, for the compensation provided. The Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent of the Fund.

2. As compensation for the investment advisory services to be rendered to the Fund by the Adviser under the provisions of this Agreement, the Fund shall pay the Adviser a monthly fee equal to one-twelfth of one percent per month, (the averaged equivalent of 1% per annum) of the daily average net assets of the Fund during the month. The first payment of fee hereunder shall be prorated on a daily basis from the date this Agreement takes effect.

3. It is understood and agreed that directors, officers, employees, agents and shareholders may hold similar positions in both the Fund and the Adviser. And, the Adviser and/or its directors, officers, employees, agents and shareholders may engage in other businesses and may render investment advisory and underwriting services to other investment companies, corporations, associations, firms or individuals so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

4. The Fund shall bear expenses and salaries necessary and incidental to the conduct of its business, including the costs incurred in the maintenance of its own books, records, and procedures; dealing with its own shareholders; payment of dividends; transfers of stock (including issuance & redemption of shares);reports and notices to shareholders; expenses of annual stockholder meetings; miscellaneous office expenses; brokerage commissions; taxes; and custodian, legal, accounting and registration fees. The Adviser will not be liable for these expenses. The Adviser will provide clerical services on a pro bono basis upon request.

5. Employees, officers and agents of the Adviser who are, or may in the future be, directors and/or senior officers of the Fund shall receive no remuneration from the Fund. In the conduct of the respective businesses of the parties hereto and in the performance of this agreement, the Fund and Adviser may share common facilities and personnel common to each, with appropriate proration of expenses.

6. The Fund's Board of Directors may, under this Agreement, require that the Adviser act as the Fund's shareholder transfer agent and that Adviser personnel provide clerical services upon request. These functions will all be supplied on a pro bono basis.

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7. The Adviser shall give the Fund the benefit of its best judgment  and efforts in rendering all services. The Fund agrees as an inducement to the undertaking of these services that the Adviser shall not be liable hereunder for any mistake of judgment or any event whatsoever, provided that nothing herein shall be deemed to purport to protect the Adviser against any liability to the Fund or to its security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder.

8. This Agreement shall continue in effect until XXXX XX, 2005, and, there-after, only so long as such continuance is approved at least annually by votes of the Fund's Board of Directors, cast in person at a meeting called for the purpose of voting on such approval, including the votes of a majority of the Directors who are not parties to such agreement or interested persons of any such party. This Agreement may be terminated at any time upon 60 days prior written notice, without the payment of any penalty, by the Fund's Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. The contract automatically terminates in the event of its assignment by the Adviser (within the meaning of the Investment Company Act of 1940), which shall be deemed to include a transfer of control of the Adviser. Obligations of all parties hereunder shall cease and terminate as of the date of the termination of this Agreement, except for any obligation to respond for a breach of this Agreement committed prior to such termination and except for the obligation of the Fund to pay to the Adviser the fee provided in Paragraph 2 hereof, prorated to the date of termination.

9. This Agreement shall not be assigned by the Fund without prior written consent thereto of the Adviser. This Agreement will terminate automatically in the event of its assignment by the Adviser unless an exemption from such automatic termination is granted by order or rule of the Securities and Exchange Commission.


IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be affixed and duly attested and their presence to be signed by their duly authorized officers this 11th day of March, 2004.


         Polaris Fund, Inc.


           By      _____________________________
                   Marcus B. Crawshaw, President


           Attest: ___________________________
                   Adam W. Crawshaw, Treasurer



         Crawshaw Capital Management, LLC


           By      _____________________________
                   Marcus B. Crawshaw, President


           Attest: _____________________________
                   Adam W. Crawshaw, Agent


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